Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

ITASCA, IL, January 31, 2012 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and year ended December 31, 2011. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 7.

“We finished 2011 with strong momentum. During the fourth quarter, both operating segments posted strong organic growth, improved adjusted EBITDAC margins and improved adjusted diluted net earnings per share,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Our combined Brokerage and Risk Management segments posted 20% growth in adjusted total revenues, 7.2% organic growth in commission, fee and supplemental commission revenues, 26% growth in adjusted EBITDAC and 19% growth in adjusted diluted net earnings per share.”

•

Our Brokerage segment had a great quarter. Adjusted total revenues were up 22%, organic commission, fee and supplemental commission revenues grew 5.2%, adjusted EBITDAC was up 27% and adjusted diluted earnings per share was up 19%. Also during the quarter, we completed 11 acquisitions with annualized revenues of $42 million. During 2011, we added $277 million of annualized revenues.

•	Our Risk Management segment had an outstanding quarter. Adjusted total revenues were up 13%, organic fees were up 12.6%, adjusted EBITDAC was up 23% and adjusted diluted earnings per share was up 22%.

“During the fourth quarter, we continued to see evidence of market firming and our customers’ businesses seem to be stabilizing, even in these times of economic uncertainty. As we move into 2012, our global team continues to execute on our plans and are delivering outstanding service to our clients in this changing environment.”

The following provides non-GAAP information that management believes is helpful when comparing 2011 revenues, EBITDAC and diluted net earnings (loss) per share with the same periods in 2010:

Quarter Ended December 31

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	4th Q 11	4th Q 10	Chg	4th Q 11	4th Q 10	Chg	4th Q 11	4th Q 10	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$412.3	$337.3	22%	$87.0	$68.7	27%	$0.32	$0.27	19%
Gains on book sales	1.1	0.6		1.1	0.6		0.01	—
Heath Lambert integration costs	—	—		(7.5)	—		(0.04)	—
Workforce & lease termination	—	—		(0.4)	(1.5)		(0.01)	(0.01)
Acquisition related adjustments	—	—		(0.6)	—		(0.01)	0.01
Effective income tax rate impact	—	—		—	—		0.01	0.01

Brokerage, as reported	413.4	337.9		79.6	67.8		0.28	0.28

Risk Management, as adjusted	145.7	128.8	13%	24.1	19.6	23%	0.11	0.09	22%
GAB Robins integration costs	—	—		(1.7)	(3.5)		(0.01)	(0.02)
Workforce & lease termination	—	—		(0.4)	(0.2)		—	—
Effective income tax rate impact	—	—		—	—		0.01	—

Risk Management, as reported	145.7	128.8		22.0	15.9		0.11	0.07

Total Brokerage & Risk Management, as reported	559.1	466.7		101.6	83.7		0.39	0.35
Corporate, as reported	19.3	(7.6)		(10.1)	(24.8)		(0.04)	0.08

Total Continuing Operations, as reported	$578.4	$459.1		$91.5	$58.9		0.35	0.43

Discontinued Operations							—	0.08

Total Company, as reported							$0.35	$0.51

Total Brokerage & Risk Management, as adjusted	$558.0	$466.1	20%	$111.1	$88.3	26%	$0.43	$0.36	19%

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Year Ended December 31

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	Year 11	Year 10	Chg	Year 11	Year 10	Chg	Year 11	Year 10	Chg
	(in millions)			(in millions)
Continuing Operations
Brokerage, as adjusted	$1,551.0	$1,320.0	18%	$340.9	$289.7	18%	$1.29	$1.18	9%
Gains on book sales	5.5	5.9		5.5	5.9		0.03	0.03
Net supplemental commission timing (note 1)	—	14.7		—	14.7		—	0.08
Heath Lambert integration costs	—	—		(16.0)	—		(0.09)	—
Workforce & lease termination	—	—		(2.6)	(6.9)		(0.01)	(0.03)
Acquisition related adjustments	—	—		(7.0)	—		0.03	0.05
Litigation settlement	—	—		—	(3.5)		—	(0.02)

Brokerage, as reported	1,556.5	1,340.6		320.8	299.9		1.25	1.29

Risk Management, as adjusted	548.8	462.1	19%	87.5	72.0	22%	0.38	0.34	12%
GAB Robins integration costs	—	—		(13.0)	(3.6)		(0.06)	(0.02)
Litigation settlement	—	—		—	(2.8)		—	(0.02)
Workforce & lease termination	—	—		(5.6)	(0.6)		(0.03)	—

Risk Management, as reported	548.8	462.1		68.9	65.0		0.29	0.30

Total Brokerage & Risk Management, as reported	2,105.3	1,802.7		389.7	364.9		1.54	1.59
Corporate, as reported	29.4	61.5		(32.1)	(36.8)		(0.26)	(0.03)

Total Continuing Operations, as reported	$2,134.7	$1,864.2		$357.6	$328.1		1.28	1.56

Discontinued Operations							—	0.10

Total Company, as reported							$1.28	$1.66

Total Brokerage & Risk Management, as adjusted	$2,099.8	$1,782.1	18%	$428.4	$361.7	18%	$1.67	$1.52	10%

Brokerage Segment Fourth Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing certain components of 2011 organic revenues with the same periods in 2010 (in millions):

	4th Q 11	4th Q 10	Year 11	Year 10
Commissions and Fees
Commissions as reported	$297.7	$244.2	$1,127.4	$957.3
Fees as reported	96.4	76.7	324.1	274.9
Less commissions and fees from acquisitions	(59.5)	—	(184.4)	—
Less disposed of operations	—	(2.1)	—	(4.6)
Levelized foreign currency translation	—	0.2	—	5.5

Organic commissions and fees	$334.6	$319.0	$1,267.1	$1,233.1

Organic change in commissions and fees	4.9%		2.8%

Supplemental Commissions
Supplemental commissions as reported	$14.0	$12.1	$56.0	$60.8
Less supplemental commissions from acquisitions	(0.4)	—	(4.0)	—
Net supplemental commission timing (note 1)	—	—	—	(14.7)

Organic supplemental commissions	$13.6	$12.1	$52.0	$46.1

Organic change in supplemental commissions	12.4%		12.8%

Contingent Commissions
Contingent commissions as reported	$3.5	$3.1	$38.1	$36.8
Less contingent commissions from acquisitions	(0.3)	—	(3.6)	—

Organic contingent commissions	$3.2	$3.1	$34.5	$36.8

Organic change in contingent commissions	3.2%		-6.3%

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Brokerage Segment Fourth Quarter Highlights (continued)

•	The following is a summary of brokerage acquisition activity for 2011 and 2010:

	4th Q 11	4th Q 10	Year 11	Year 10
Shares issued for acquisitions and earnouts	1,062,000	1,937,000	3,454,000	4,148,000
Number of acquisitions closed	11	6	32	18
Annualized revenues acquired (in millions)	$42.2	$38.4	$227.0	$95.1

•

Adjusted fourth quarter compensation ratio shown on page 9 was 0.5 pts higher than the same period in 2010. This ratio was primarily impacted by increased incentive compensation of 2.4 pts, partially offset by salary savings of 1.4 pts due to headcount control.

•

Adjusted fourth quarter operating expense ratio shown on page 9 was 1.3 pts lower than the same period in 2010. This ratio was primarily impacted by reductions in travel and entertainment costs of 0.7 pts and business insurance of 0.6 pts.

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Acquisition related adjustments is comprised of (a) $2.3 million of income, reported in the change in estimated earnout payables line, relating to net downward adjustments for prior year acquisitions as a result of revised earnout projections, (b) $0.6 million of expense reported in the compensation expense line relating to an acquisition where the sellers reallocated a portion of the earnout to current employees and (c) $4.6 million of expense reported in the amortization expense line relating to intangible asset impairments for two acquisitions made in prior years.

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 EBITDAC and 2011 Adjusted EBITDAC to the same periods in 2010 (in millions):

	4th Q 11	4th Q 10	Year 11	Year 10
Total EBITDAC—see pages 9 and 11 for computation	$79.6	$67.8	$320.8	$299.9
Gains from books of business sales	(1.1)	(0.6)	(5.5)	(5.9)
Net supplemental commission timing (note 6)	—	—	—	(14.7)
Heath Lambert integration costs	7.5	—	16.0	—
Earnout related compensation charge	0.6	—	7.0	—
Workforce related charges	0.3	1.5	2.5	6.3
Lease termination related charges	0.1	—	0.1	0.6
Litigation settlement	—	—	—	3.5

Adjusted EBITDAC	$87.0	$68.7	$340.9	$289.7

Adjusted EBITDAC change	26.6%		17.7%

Adjusted EBITDAC margin	21.1%	20.4%	22.0%	21.9%

Adjusted EBITDAC margin excluding Heath Lambert *	21.8%	20.4%	22.4%	21.9%

*	As expected, until the integration process is completed in 2013, the Heath Lambert operations will reduce the overall Brokerage Segment adjusted EBITDAC margins.

Risk Management Segment Fourth Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 organic fee revenues with the same periods in 2010 (in millions):

	4th Q 11	4th Q 10	Year 11	Year 10
Domestic and international fees	$132.3	$124.7	$510.8	$446.7
International performance bonus fees	4.5	0.4	13.6	9.9
Adjusting fees related to international natural disasters	8.2	3.1	21.7	3.5

Fees as reported	145.0	128.2	546.1	460.1
Less fees from acquisitions	—	—	(34.1)	—
Levelized foreign currency translation	—	0.6	—	7.8

Organic fees	$145.0	$128.8	$512.0	$467.9

Organic change in fees	12.6%		9.4%

Organic change in domestic and international fees only	5.6%		4.9%

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Risk Management Segment Fourth Quarter Highlights (continued)

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Adjusted fourth quarter compensation ratio shown on page 9 was 0.5 pts lower than the same period in 2010. This ratio was primarily impacted by reductions in salary from headcount control of 1.0 pts and employee benefits of 0.6 pts, partially offset by increased incentive compensation of 1.3 pts.

•

Adjusted fourth quarter operating expense ratio shown on page 9 was 0.8 pts lower than the same period in 2010. This ratio was impacted by reductions in rent expense of 1.0 pts and travel and entertainment costs of 0.5 pts, partially offset by increased outsourcing service and other outside fees of 1.0 pts.

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 EBITDAC and 2011 Adjusted EBITDAC to the same periods in 2010 (in millions):

	4th Q 11	4th Q 10	Year 11	Year 10
Total EBITDAC—see pages 9 and 11 for computation	$22.0	$15.9	$68.9	$65.0
Workforce related charges	0.4	0.2	5.4	0.5
Litigation settlement	—	—	—	2.8
Lease termination related charges	—	—	0.2	0.1
GAB Robins integration costs	1.7	3.5	13.0	3.6
Levelized foreign currency translation	—	—	—	1.4

Adjusted EBITDAC	$24.1	$19.6	$87.5	$73.4

Adjusted EBITDAC change	23.0%		19.2%

Adjusted EBITDAC margin	16.5%	15.2%	15.9%	15.9%

Corporate Segment Fourth Quarter Highlights

The following provides non-GAAP information that management believes is helpful when comparing 2011 operating results for the Corporate Segment with the same periods in 2010 (in millions):

	2011			2010
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
4th Quarter
Interest and banking costs	$(11.1)	$4.5	$(6.6)	$(9.4)	$3.8	$(5.6)
Clean energy investments	(4.7)	7.2	2.5	(2.3)	0.6	(1.7)
Acquisition costs	(0.8)	(0.4)	(1.2)	(0.2)	—	(0.2)
Corporate	(3.6)	3.9	0.3	(5.5)	1.7	(3.8)
Legacy investments	(0.4)	1.8	1.4	(16.2)	35.5	19.3

	$(20.6)	$17.0	$(3.6)	$(33.6)	$41.6	$8.0

Year
Interest and banking costs	$(43.8)	$17.5	$(26.3)	$(36.4)	$14.6	$(21.8)
Clean energy investments	(14.8)	18.7	3.9	(6.9)	14.4	7.5
Acquisition costs	(4.7)	0.6	(4.1)	(2.9)	1.0	(1.9)
Corporate	(9.8)	5.5	(4.3)	(9.2)	2.7	(6.5)
Legacy investments	(0.3)	1.7	1.4	(16.4)	35.6	19.2

	$(73.4)	$44.0	$(29.4)	$(71.8)	$68.3	$(3.5)

•

Debt, interest and banking—Gallagher has $675.0 million of long-term borrowings outstanding under three private placement agreements, which are due and payable in various amounts in 2014 through 2023. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were $10.0 million of borrowings outstanding under Gallagher’s line of credit facility at December 31, 2011.

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Corporate Segment Fourth Quarter Highlights (continued)

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Clean energy investments—Gallagher holds investment positions in 14 commercial clean coal production plants that were built and first began production in 2009 (the 2009 Era Plants). These plants qualify for tax credits under Section 45 of the Internal Revenue Code which pass through proportionally to Gallagher’s ownership level.

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Gallagher holds minority investment positions in 12 of the 2009 Era Plants which are producing refined coal under long-term agreements with utilities. At December 31, 2011, Gallagher’s net carrying value of these investments was $8.9 million and collectively they could generate approximately $4.3 million of net after-tax earnings per quarter through 2019.

•

Gallagher is currently seeking co-investors and long-term utility customers for the other two 2009 Era Plants. At December 31, 2011, Gallagher’s net carrying value of these investments was $1.5 million. Gallagher cannot predict when these plants will resume production of refined coal or the amount of refined coal that will ultimately be produced.

Gallagher holds investment positions in 15 commercial clean coal production plants that were built and first began producing refined coal in fourth quarter 2011 (the 2011 Era Plants). These plants also qualify for tax credits under Section 45 of the Internal Revenue Code which pass through proportionally based on Gallagher’s ownership level.

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At December 31, 2011, Gallagher holds majority investment positions in five of the 2011 Era Plants which are producing refined coal under long-term agreements with utilities. At December 31, 2011, Gallagher’s net carrying value of these investments was $23.6 million (on January 1, 2012 we sold ownership interests in these five investments for $12.9 million) and collectively they could generate for Gallagher approximately $8.0 million of net after-tax earnings per quarter through 2021.

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Gallagher has non-binding agreements in principle with a utility and co-investors for one of the majority-owned 2011 Era Plants. This plant is expected to resume production of refined coal late in the second quarter of 2012. At December 31, 2011, Gallagher’s net carrying value of this investment was $1.0 million. Gallagher estimates that it will invest an additional net $2.0 million to house this plant prior to the resumption of production. Once production resumes, it could generate for Gallagher approximately $1.7 million of net after-tax earnings per quarter through 2021.

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Gallagher is currently seeking co-investors and long-term utility customers for the other nine majority-owned 2011 Era Plants. After co-investors’ fundings, Gallagher intends on holding minority investment positions in these investments. At December 31, 2011, Gallagher’s net carrying value of these investments was $8.8 million. Gallagher estimates that it will invest an additional net $2.0 million to house each of these plants prior to the resumption of production. Gallagher cannot predict when these plants will resume production of refined coal or the amount of refined coal that will ultimately be produced.

Gallagher holds a 42% controlling interest in Chem-Mod, LLC which possesses rights, information and technologies used for the reduction of unwanted emissions created during the combustion of coal. The clean coal production plants discussed above, as well as other unrelated parties, license and use Chem-Mod’s technologies in the production of refined fuel. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher approximately $2.5 million of net after-tax earnings per quarter.

Please note that all estimates set forth above regarding the future quarterly earnings impact of our clean-energy investments are subject to significant risks, including those referred to below under “Information Regarding Forward-Looking Statements.”

•	Acquisition costs—Consists of professional fees and other due diligence costs related to acquisitions.

•	Corporate—Consists of overhead allocations mostly related to corporate staff compensation.

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Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 38% to 40% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the year ended December 31, 2011 and 2010 was 30.7% and 19.6%, respectively. The following provides a reconciliation of the expected federal and state statutory tax amounts to the provision (benefit) for income taxes as reported in continuing operations for 2011 and 2010:

	4th Q 11	4th Q 10	Year 11	Year 10
Federal, state and foreign tax expense using statutory rates	$17.0	$9.7	$83.1	$76.5
Recognition of previously unrecognized tax benefits related to the resolution of Federal and state income tax examinations and the expiration of various statutes of limitations	(1.7)	(30.6)	(1.9)	(30.7)
Alternative energy tax credits	(4.6)	—	(13.2)	(11.8)
Foreign dividends and other permanent items, net of foreign tax credits	—	0.5	0.2	3.9
Other, net	(3.8)	0.2	(4.5)	1.8

Provision (benefit) for income taxes as reported	$6.9	$(20.2)	$63.7	$39.7

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, February 1, 2012 at 9:15 a.m. ET/8:15 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 17 countries and offers client-service capabilities in more than 110 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding future income and tax credits generated by Gallagher’s clean energy investments, our corporate income tax rate, the future revenue and earnings impact of recent acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

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Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, and the difficulties inherent in combining the cultures and systems of different companies could impact the future revenue and earnings impact of recent acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole; and

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Uncertainties related to Gallagher’s IRC Section 45 investments, including uncertainties related to (i) maintenance of long-term permits to operate the facilities by Gallagher’s utility partners, (ii) Gallagher’s ability to find operating sites and co-investors for its non-operating clean energy investments, (iii) potential IRS challenges to Gallagher’s ability to claim tax credits under IRC Section 45, (iv) utilities’ future use of coal to generate electricity, (v) operational risks at the IRC Section 45 operations (including Gallagher’s lack of control over such operations), (vi) business risks relating to Gallagher’s co-investors and partners, (vii) intellectual property risks, (viii) political and regulatory developments, including the risk that tax incentives for coal could be eliminated retroactively, and (ix) environmental risks, could impact Gallagher’s future income and tax credits generated from its clean energy investments and its future corporate tax rate.

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Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, organic change in commission, fee and supplemental commission revenues, adjusted revenues, expenses and net earnings, adjusted compensation expense ratio and adjusted operating expense ratio. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation—Gallagher believes that the adjusted presentation of 2011 and 2010 statements of earnings, presented on the following pages, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

•

Adjusted revenues, expenses and net earnings—Gallagher defines these measures as revenues, expenses (including compensation expense and operating expense) and earnings from continuing operations, respectively, each adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, acquisition related integration costs, litigation settlements and adjustments to the change in estimated acquisition earnout payables, as applicable. Acquisition related integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition on to our IT related systems.

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Adjusted ratios—Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures—Gallagher believes that each of EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC—Gallagher defines this measure as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin—Gallagher defines this measure as EBITDAC divided by total revenues.

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Adjusted EBITDAC—Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, earnout related compensation charges, workforce related charges, lease termination related charges, acquisition related integration costs, litigation settlements and the period-over-period impact of foreign currency translation.

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Adjusted EBITDAC margin—Gallagher defines this measure as Adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business and supplemental commission timing amounts.

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Adjusted EBITDAC margin excluding Heath Lambert—Gallagher defines this measure as Adjusted EBITDAC further adjusted to exclude the EBITDAC associated with the acquired Heath Lambert operations divided by total revenues, as adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts and the revenues associated with the acquired Heath Lambert operations.

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Information Regarding Non-GAAP Measures (continued)

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Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments—Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, acquisition related integration costs litigation settlements and the change in estimated acquisition earnout payables divided by diluted weighted average shares outstanding.

Organic Revenues—Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2011 foreign exchange rates to the same periods in 2010.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2011 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures—This press release includes tabular reconciliations to the most comparable GAAP measures for adjusted revenues, expenses and net earnings, EBITDAC (on pages 9 through 12), for Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments), for Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments (on pages 1 and 2), and for organic change in commission, fee and supplemental commission revenues (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC—4th Qtr Ended December 31,

(Unaudited—in millions except per share, percentage and workforce data)

	4th Qtr Ended December 31, 2011			4th Qtr Ended December 31, 2010
Brokerage Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Commissions	$297.7	$—	$297.7	$244.2	$—	$244.2
Fees	96.4	—	96.4	76.7	—	76.7
Supplemental commissions (1)	14.0	—	14.0	12.1	—	12.1
Contingent commissions (1)	3.5	—	3.5	3.1	—	3.1
Investment income and gains realized on books of business sales	1.8	(1.1)	0.7	1.8	(0.6)	1.2

Revenues	413.4	(1.1)	412.3	337.9	(0.6)	337.3

Compensation	267.3	(5.6)	261.7	213.9	(1.5)	212.4
Operating	66.5	(2.9)	63.6	56.2	—	56.2
Depreciation	5.5	—	5.5	4.9	—	4.9
Amortization	24.1	(4.6)	19.5	15.2	—	15.2
Change in estimated acquisition earnout payables	(0.2)	2.3	2.1	0.3	1.2	1.5

Expenses	363.2	(10.8)	352.4	290.5	(0.3)	290.2

Earnings from continuing operations before income taxes	50.2	9.7	59.9	47.4	(0.3)	47.1
Provision for income taxes	18.3	5.1	23.4	17.0	1.4	18.4

Earnings from continuing operations	$31.9	$4.6	$36.5	$30.4	$(1.7)	$28.7

Diluted earnings from continuing operations per share	$0.28	$0.04	$0.32	$0.28	$(0.01)	$0.27
Growth in diluted earnings from continuing operations per share	0%		19%	33%		8%
Growth—revenues	22%		22%	5%		5%
Organic change in commissions and fees	5%		5%	0%		0%
Compensation expense ratio	65%		63%	63%		63%
Operating expense ratio	16%		15%	17%		17%
Effective tax rate	36%		39%	36%		39%
Workforce at end of period (includes acquisitions)	7,868		7,868	6,275		6,275
EBITDAC
Earnings from continuing operations	$31.9	$4.6	$36.5	$30.4	$(1.7)	$28.7
Provision for income taxes	18.3	5.1	23.4	17.0	1.4	18.4
Depreciation	5.5	—	5.5	4.9	—	4.9
Amortization	24.1	(4.6)	19.5	15.2	—	15.2
Change in estimated acquisition earnout payables	(0.2)	2.3	2.1	0.3	1.2	1.5

EBITDAC	$79.6	$7.4	$87.0	$67.8	$0.9	$68.7

EBITDAC margin	19%		21%	20%		20%
EBITDAC Growth	17%		27%	28%		17%

	4th Qtr Ended December 31, 2011			4th Qtr Ended December 31, 2010
Risk Management Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Fees	$145.0	$—	$145.0	$128.2	$—	$128.2
Investment income	0.7	—	0.7	0.6	—	0.6

Revenues	145.7	—	145.7	128.8	—	128.8

Compensation	88.9	(1.2)	87.7	81.1	(2.9)	78.2
Operating	34.8	(0.9)	33.9	31.8	(0.8)	31.0
Depreciation	3.7	—	3.7	3.3	—	3.3
Amortization	0.5	—	0.5	0.6	—	0.6

Expenses	127.9	(2.1)	125.8	116.8	(3.7)	113.1

Earnings from continuing operations before income taxes	17.8	2.1	19.9	12.0	3.7	15.7
Provision for income taxes	5.6	2.2	7.8	4.4	1.7	6.1

Earnings from continuing operations	$12.2	$(0.1)	$12.1	$7.6	$2.0	$9.6

Diluted earnings from continuing operations per share	$0.11	$—	$0.11	$0.07	$0.02	$0.09
Growth in diluted earnings from continuing operations per share	57%		22%	40%		0%
Growth—revenues	13%		13%	13%		13%
Organic change in fees	13%		13%	0%		0%
Compensation expense ratio	61%		60%	63%		61%
Operating expense ratio	24%		23%	25%		24%
Effective tax rate	31%		39%	37%		39%
Workforce at end of period (includes acquisitions)	4,264		4,264	4,227		4,227
EBITDAC
Earnings from continuing operations	$12.2	$(0.1)	$12.1	$7.6	$2.0	$9.6
Provision for income taxes	5.6	2.2	7.8	4.4	1.7	6.1
Depreciation	3.7	—	3.7	3.3	—	3.3
Amortization	0.5	—	0.5	0.6	—	0.6

EBITDAC	$22.0	$2.1	$24.1	$15.9	$3.7	$19.6

EBITDAC margin	15%		17%	12%		15%
EBITDAC Growth	38%		23%	64%		18%

See “Information Regarding Non-GAAP Measures” on page 7 of 14 and notes to fourth quarter 2011 earnings release on page 13 of 14.

(9 of 14)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC—4th Qtr Ended December 31,

(Unaudited—in millions except share and per share data)

	00000000	00000000	00000000	00000000	00000000	00000000
	4th Qtr Ended December 31, 2011			4th Qtr Ended December 31, 2010
Corporate Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Revenues from consolidated clean coal facilities	$16.7	$—	$16.7	$—	$—	$—
Royalty income from clean coal licenses	2.8	—	2.8	0.7	—	0.7
Income (loss) from unconsolidated clean coal facilities	(0.3)	—	(0.3)	(1.2)	—	(1.2)
Other net revenues	0.1	—	0.1	(7.1)	—	(7.1)

Revenues	19.3	—	19.3	(7.6)	—	(7.6)

Cost of revenues from consolidated clean coal facilities	19.6	—	19.6	—	—	—
Compensation	4.8	—	4.8	4.0	—	4.0
Operating	5.0	—	5.0	13.2	—	13.2
Interest	10.4	—	10.4	8.7	—	8.7
Depreciation	0.1	—	0.1	0.1	—	0.1

Expenses	39.9	—	39.9	26.0	—	26.0

Loss from continuing operations before income taxes	(20.6)	—	(20.6)	(33.6)	—	(33.6)
Benefit for income taxes	(17.0)	—	(17.0)	(41.6)	—	(41.6)

Loss from continuing operations	$(3.6)	$—	$(3.6)	$8.0	$—	$8.0

Diluted loss from continuing operations per share	$(0.04)	$—	$(0.04)	$0.08	$—	$0.07
EBITDAC
Loss from continuing operations	$(3.6)	$—	$(3.6)	$8.0	$—	$8.0
Benefit for income taxes	(17.0)	—	(17.0)	(41.6)	—	(41.6)
Interest	10.4	—	10.4	8.7	—	8.7
Depreciation	0.1	—	0.1	0.1	—	0.1

EBITDAC	$(10.1)	$—	$(10.1)	$(24.8)	$—	$(24.8)

	4th Qtr Ended December 31, 2011			4th Qtr Ended December 31, 2010
Total Company	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Commissions	$297.7	$—	$297.7	$244.2	$—	$244.2
Fees	241.4	—	241.4	204.9	—	204.9
Supplemental commissions (1)	14.0	—	14.0	12.1	—	12.1
Contingent commissions (1)	3.5	—	3.5	3.1	—	3.1
Investment income and gains realized on books of business sales	2.5	(1.1)	1.4	2.4	(0.6)	1.8
Revenues from clean coal activities	19.2	—	19.2	(0.5)	—	(0.5)
Other net revenues—Corporate	0.1	—	0.1	(7.1)	—	(7.1)

Revenues	578.4	(1.1)	577.3	459.1	(0.6)	458.5

Compensation	361.0	(6.8)	354.2	299.0	(4.4)	294.6
Operating	106.3	(3.8)	102.5	101.2	(0.8)	100.4
Cost of revenues from clean coal activities	19.6	—	19.6	—	—	—
Interest	10.4	—	10.4	8.7	—	8.7
Depreciation	9.3	—	9.3	8.3	—	8.3
Amortization	24.6	(4.6)	20.0	15.8	—	15.8
Change in estimated acquisition earnout payables	(0.2)	2.3	2.1	0.3	1.2	1.5

Expenses	531.0	(12.9)	518.1	433.3	(4.0)	429.3

Earnings from continuing operations before income taxes	47.4	11.8	59.2	25.8	3.4	29.2
Provision for income taxes	6.9	7.3	14.2	(20.2)	3.1	(17.1)

Earnings from continuing operations	40.5	4.5	45.0	46.0	0.3	46.3

Earnings on discontinued operations, net of income taxes	—	—	—	8.7	—	8.7

Net earnings	$40.5	$4.5	$45.0	$54.7	$0.3	$55.0

Diluted earnings from continuing operations per share	$0.35	$0.04	$0.39	$0.43	$—	$0.43
Diluted earnings on discontinued operations per share	—	—	—	0.08	—	0.08

Diluted net earnings per share	$0.35	$0.04	$0.39	$0.51	$—	$0.51

Dividends declared per share	$0.33		$0.33	$0.32		$0.32

EBITDAC
Net earnings	$40.5	$4.5	$45.0	$54.7	$0.3	$55.0
Earnings on discontinued operations, net of income taxes	—	—	—	(8.7)	—	(8.7)

Earnings from continuing operations	40.5	4.5	45.0	46.0	0.3	46.3
Provision for income taxes	6.9	7.3	14.2	(20.2)	3.1	(17.1)
Interest	10.4	—	10.4	8.7	—	8.7
Depreciation	9.3	—	9.3	8.3	—	8.3
Amortization	24.6	(4.6)	20.0	15.8	—	15.8
Change in estimated acquisition earnout payables	(0.2)	2.3	2.1	0.3	1.2	1.5

EBITDAC	$91.5	$9.5	$101.0	$58.9	$4.6	$63.5

See “Information Regarding Non-GAAP Measures” on page 7 of 14 and notes to fourth quarter 2011 earnings release on page 13 of 14.

(10 of 14)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC—Year Ended December 31,

(Unaudited—in millions except per share, percentage and workforce data)

	Year Ended December 31, 2011			Year Ended December 31, 2010
Brokerage Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Commissions	$1,127.4	$—	$1,127.4	$957.3	$—	$957.3
Fees	324.1	—	324.1	274.9	—	274.9
Supplemental commissions (1)	56.0	—	56.0	60.8	(14.7)	46.1
Contingent commissions (1)	38.1	—	38.1	36.8	—	36.8
Investment income and gains realized on books of business sales	10.9	(5.5)	5.4	10.8	(5.9)	4.9

Revenues	1,556.5	(5.5)	1,551.0	1,340.6	(20.6)	1,320.0

Compensation	968.4	(18.7)	949.7	817.1	(6.3)	810.8
Operating	267.3	(6.9)	260.4	223.6	(4.1)	219.5
Depreciation	21.2	—	21.2	19.5	—	19.5
Amortization	77.0	(4.6)	72.4	59.8	(2.3)	57.5
Change in estimated acquisition earnout payables	(6.2)	14.5	8.3	(2.6)	8.8	6.2

Expenses	1,327.7	(15.7)	1,312.0	1,117.4	(3.9)	1,113.5

Earnings from continuing operations before income taxes	228.8	10.2	239.0	223.2	(16.7)	206.5
Provision for income taxes	88.6	5.3	93.9	87.7	(5.2)	82.5

Earnings from continuing operations	$140.2	$4.9	$145.1	$135.5	$(11.5)	$124.0

Diluted earnings from continuing operations per share	$1.25	$0.04	$1.29	$1.29	$(0.11)	$1.18
Growth in diluted earnings from continuing operations per share	-3%		9%	5%		-3%
Growth—revenues	16%		18%	5%		4%
Organic change in commissions and fees	3%		3%	-2%		-2%
Compensation expense ratio	62%		61%	61%		61%
Operating expense ratio	17%		17%	17%		17%
Effective tax rate	39%		39%	39%		40%
Workforce at end of period (includes acquisitions)	7,868		7,868	6,275		6,275
EBITDAC
Earnings from continuing operations	$140.2	$4.9	$145.1	$135.5	$(11.5)	$124.0
Provision for income taxes	88.6	5.3	93.9	87.7	(5.2)	82.5
Depreciation	21.2	—	21.2	19.5	—	19.5
Amortization	77.0	(4.6)	72.4	59.8	(2.3)	57.5
Change in estimated acquisition earnout payables	(6.2)	14.5	8.3	(2.6)	8.8	6.2

EBITDAC	$320.8	$20.1	$340.9	$299.9	$(10.2)	$289.7

EBITDAC margin	21%		22%	22%		22%
EBITDAC Growth	7%		18%	7%		4%

	Year Ended December 31, 2011			Year Ended December 31, 2010
Risk Management Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Fees	$546.1	$—	$546.1	$460.1	$—	$460.1
Investment income	2.7	—	2.7	2.0	—	2.0

Revenues	548.8	—	548.8	462.1	—	462.1

Compensation	344.1	(13.1)	331.0	288.0	(6.7)	281.3
Operating	135.8	(5.5)	130.3	109.1	(0.3)	108.8
Depreciation	14.2	—	14.2	12.4	—	12.4
Amortization	2.3	—	2.3	1.0	—	1.0

Expenses	496.4	(18.6)	477.8	410.5	(7.0)	403.5

Earnings from continuing operations before income taxes	52.4	18.6	71.0	51.6	7.0	58.6
Provision for income taxes	19.1	8.7	27.8	20.3	3.1	23.4

Earnings from continuing operations	$33.3	$9.9	$43.2	$31.3	$3.9	$35.2

Diluted earnings from continuing operations per share	$0.29	$0.09	$0.38	$0.30	$0.04	$0.34
Growth in diluted earnings from continuing operations per share	-3%		12%	-3%		-3%
Growth—revenues	19%		19%	2%		2%
Organic change in fees	9%		9%	-3%		-3%
Compensation expense ratio	63%		60%	62%		61%
Operating expense ratio	25%		24%	24%		24%
Effective tax rate	36%		39%	39%		40%
Workforce at end of period (includes acquisitions)	4,264		4,264	4,227		4,227
EBITDAC
Earnings from continuing operations	$33.3	$9.9	$43.2	$31.3	$3.9	$35.2
Provision for income taxes	19.1	8.7	27.8	20.3	3.1	23.4
Depreciation	14.2	—	14.2	12.4	—	12.4
Amortization	2.3	—	2.3	1.0	—	1.0

EBITDAC	$68.9	$18.6	$87.5	$65.0	$7.0	$72.0

EBITDAC margin	13%		16%	14%		16%
EBITDAC Growth	6%		22%	7%		5%

See “Information Regarding Non-GAAP Measures” on page 7 of 14 and notes to fourth quarter 2011 earnings release on page 13 of 14.

(11 of 14)

Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC—Year Ended December 31,

(Unaudited—in millions except share and per share data)

	Year Ended December 31, 2011			Year Ended December 31, 2010
Corporate Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Revenues from consolidated clean coal facilities	$27.3	$—	$27.3	$62.7	$—	$62.7
Royalty income from clean coal licenses	4.5	—	4.5	3.2	—	3.2
Income (loss) from unconsolidated clean coal facilities	(2.6)	—	(2.6)	(0.3)	—	(0.3)
Other net revenues	0.2	—	0.2	(4.1)	—	(4.1)

Revenues	29.4	—	29.4	61.5	—	61.5

Cost of revenues from consolidated clean coal facilities	32.0	—	32.0	64.0	—	64.0
Compensation	13.6	—	13.6	12.4	—	12.4
Operating	15.9	—	15.9	21.9	—	21.9
Interest	40.8	—	40.8	34.6	—	34.6
Depreciation	0.5	—	0.5	0.4	—	0.4

Expenses	102.8	—	102.8	133.3	—	133.3

Loss from continuing operations before income taxes	(73.4)	—	(73.4)	(71.8)	—	(71.8)
Benefit for income taxes	(44.0)	—	(44.0)	(68.3)	—	(68.3)

Loss from continuing operations	$(29.4)	$—	$(29.4)	$(3.5)	$—	$(3.5)

Diluted loss from continuing operations per share	$(0.26)	$—	$(0.26)	$(0.03)	$—	$(0.03)
EBITDAC
Loss from continuing operations	$(29.4)	$—	$(29.4)	$(3.5)	$—	$(3.5)
Benefit for income taxes	(44.0)	—	(44.0)	(68.3)	—	(68.3)
Interest	40.8	—	40.8	34.6	—	34.6
Depreciation	0.5	—	0.5	0.4	—	0.4

EBITDAC	$(32.1)	$—	$(32.1)	$(36.8)	$—	$(36.8)

	Year Ended December 31, 2011			Year Ended December 31, 2010
Total Company	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Commissions	$1,127.4	$—	$1,127.4	$957.3	$—	$957.3
Fees	870.2	—	870.2	735.0	—	735.0
Supplemental commissions (1)	56.0	—	56.0	60.8	(14.7)	46.1
Contingent commissions (1)	38.1	—	38.1	36.8	—	36.8
Investment income and gains realized on books of business sales	13.6	(5.5)	8.1	12.8	(5.9)	6.9
Revenues from clean coal activities	29.2	—	29.2	65.6	—	65.6
Other net revenues—Corporate	0.2	—	0.2	(4.1)	—	(4.1)

Revenues	2,134.7	(5.5)	2,129.2	1,864.2	(20.6)	1,843.6

Compensation	1,326.1	(31.8)	1,294.3	1,117.5	(13.0)	1,104.5
Operating	419.0	(12.4)	406.6	354.6	(4.4)	350.2
Cost of revenues from clean coal activities	32.0	—	32.0	64.0	—	64.0
Interest	40.8	—	40.8	34.6	—	34.6
Depreciation	35.9	—	35.9	32.3	—	32.3
Amortization	79.3	(4.6)	74.7	60.8	(2.3)	58.5
Change in estimated acquisition earnout payables	(6.2)	14.5	8.3	(2.6)	8.8	6.2

Expenses	1,926.9	(34.3)	1,892.6	1,661.2	(10.9)	1,650.3

Earnings from continuing operations before income taxes	207.8	28.8	236.6	203.0	(9.7)	193.3
Provision for income taxes	63.7	14.0	77.7	39.7	(2.1)	37.6

Earnings from continuing operations	144.1	14.8	158.9	163.3	(7.6)	155.7

Earnings on discontinued operations, net of income taxes	—	—	—	10.8	—	10.8

Net earnings	$144.1	$14.8	$158.9	$174.1	$(7.6)	$166.5

Diluted earnings from continuing operations per share	$1.28	$0.13	$1.41	$1.56	$(0.07)	$1.48
Diluted earnings on discontinued operations per share	—	—	—	0.10	—	0.10

Diluted net earnings per share	$1.28	$0.13	$1.41	$1.66	$(0.07)	$1.58

Dividends declared per share	$1.32		$1.32	$1.28		$1.28

EBITDAC
Net earnings	$144.1	$14.8	$158.9	$174.1	$(7.6)	$166.5
Earnings on discontinued operations, net of income taxes	—	—	—	(10.8)	—	(10.8)

Earnings from continuing operations	144.1	14.8	158.9	163.3	(7.6)	155.7
Provision for income taxes	63.7	14.0	77.7	39.7	(2.1)	37.6
Interest	40.8	—	40.8	34.6	—	34.6
Depreciation	35.9	—	35.9	32.3	—	32.3
Amortization	79.3	(4.6)	74.7	60.8	(2.3)	58.5
Change in estimated acquisition earnout payables	(6.2)	14.5	8.3	(2.6)	8.8	6.2

EBITDAC	$357.6	$38.7	$396.3	$328.1	$(3.2)	$324.9

See “Information Regarding Non-GAAP Measures” on page 7 of 14 and notes to fourth quarter 2011 earnings release on page 13 of 14.

(12 of 14)

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited—in millions except per share data)

	Dec 31, 2011	Dec 31, 2010
Cash and cash equivalents	$291.2	$249.8
Restricted cash	692.5	599.7
Premiums and fees receivable	1,027.1	750.1
Other current assets	188.6	126.4

Total current assets	2,199.4	1,726.0
Fixed assets—net	91.3	75.8
Deferred income taxes	240.2	245.2
Other noncurrent assets	235.8	181.8
Goodwill—net	1,155.3	883.7
Amortizable intangible assets—net	561.5	483.5

Total assets	$4,483.5	$3,596.0

Premiums payable to insurance and reinsurance companies	$1,621.9	$1,250.3
Accrued compensation and other accrued liabilities	304.1	226.5
Unearned fees	69.7	60.5
Other current liabilities	67.9	40.0
Corporate related borrowings—current	10.0	—

Total current liabilities	2,073.6	1,577.3
Corporate related borrowings—noncurrent	675.0	550.0
Other noncurrent liabilities	491.3	362.0

Total liabilities	3,239.9	2,489.3

Stockholders’ equity:
Common stock—issued and outstanding	114.7	108.4
Capital in excess of par value	693.2	507.8
Retained earnings	482.9	488.3
Accumulated other comprehensive earnings	(47.2)	2.2

Total stockholders’ equity	1,243.6	1,106.7

Total liabilities and stockholders’ equity	$4,483.5	$3,596.0

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
OTHER INFORMATION	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Basic weighted average shares outstanding (000s)	113,721	106,642	111,667	104,812
Diluted weighted average shares outstanding (000s)	114,745	107,327	112,465	105,099
Common shares repurchased (000s)	3	7	41	32
Common shares issued for acquisitions and earnouts (000s)	1,062	1,937	3,454	4,148
Number of acquisitions closed	11	7	32	19
Annualized revenues acquired (in millions)	$42.2	$88.4	$277.0	$145.1
Workforce at end of period (includes acquisitions)			12,383	10,736

Notes to Fourth Quarter 2011 Earnings Release

(1)	Reported supplemental commission revenues recognized in 2011, 2010 and 2009 by quarter are shown in the financial supplement. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2011 and 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation did not occur again in 2011 and should not occur in 2012 or later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow recognition of revenues in a similar manner in future quarters. The reported and adjusted supplemental commissions for 2011, 2010, 2009 and 2008 are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2011
Reported supplemental commissions	$13.5	$14.0	$14.5	$14.0	$56.0
Reported contingent commissions	16.8	7.9	9.9	3.5	38.1

Reported supplemental and contingent commissions	$30.3	$21.9	$24.4	$17.5	$94.1

2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

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Notes to Fourth Quarter 2011 Earnings Release (continued)

(1) (Continued)

	Q1	Q2	Q3	Q4	Full Year
2009
Reported supplemental commissions	$15.7	$5.8	$4.5	$11.4	$37.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(8.2)	4.4	5.3	(0.1)	1.4

Adjusted supplemental commissions	7.5	10.2	9.8	11.3	38.8
Reported contingent commissions	13.8	6.0	5.8	2.0	27.6

Adjusted supplemental and reported contingent commissions	$21.3	$16.2	$15.6	$13.3	$66.4

2008
Reported supplemental commissions	$6.4	$3.3	$5.1	$5.6	$20.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(1.6)	3.0	2.4	2.3	6.1

Adjusted supplemental commissions	4.8	6.3	7.5	7.9	26.5
Reported contingent commissions	11.5	5.0	7.2	1.6	25.3

Adjusted supplemental and reported contingent commissions	$16.3	$11.3	$14.7	$9.5	$51.8

Contact: Marsha Akin

Director—Investor Relations

630-285-3501 or marsha_akin@ajg.com

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